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                                                                    Exhibit 23.3

                         INDEPENDENT AUDITORS' CONSENT

To the Board of Directors and Stockholders of The Boyds Collection, Ltd.
McSherrystown, Pennsylvania

We consent to the use in this Registration Statement on Form S-1 of The Boyds Collection, Ltd. of our report dated January 28, 1999 (except for the exchange of common stock as described in Note 13 for which the date is March 2, 1999) appearing in the Prospectus, which is part of this Registration Statement and to the reference to us under the heading "Experts" in such Prospectus.

Deloitte & Touche LLP

New York, New York
March 2, 1999